Exhibit 99.1

Target Hospitality Reports Impressive Third Quarter 2024 Results Supported by Strong Business Fundamentals

THE WOODLANDS, Texas, November 12, 2024 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically-integrated modular accommodations and value-added hospitality services, today reported results for the three months ended September 30, 2024.

Financial and Operational Highlights

●	Revenue of $95.2 million for the three months ended September 30, 2024.
●	Net income of $20.1 million for the three months ended September 30, 2024.
●	Basic and diluted income per share of $0.20 for the three months ended September 30, 2024.
●	Adjusted EBITDA(1) of $49.7 million for the three months ended September 30, 2024.
●	Strong cash generation with approximately $31.4 million of Net Cash Provided by Operating Activities and $22.8 million of Discretionary Cash Flow(1) (“DCF”) for the three months ended September 30, 2024.
●	Significant financial flexibility with approximately $353 million of total available liquidity and a net leverage ratio of 0.0x as of September 30, 2024.
●	Continued progress towards achieving zero net debt by year end 2024.
●	Executed approximately $33.2 million of stock repurchases, year to date through November 8, 2024, focused on allocating capital to high return initiatives.
●	Optimized financial position and enhanced liquidity profile, supports continued evaluation of a robust pipeline of potential diversifying growth opportunities focused on maximizing shareholder value.

Executive Commentary

“The third quarter results were supported by strong business fundamentals and our proven operational flexibility. These elements enable Target to quickly align with customer demand, while consistently achieving our financial goals,” stated Brad Archer, President and Chief Executive Officer.

“Our ability to routinely deliver strong results, through business cycles, has established an optimized balance sheet with an enhanced liquidity profile. We are well positioned, with intentional focus, as we pursue multiple capital allocation opportunities focused on maximizing shareholder value and diversifying our contract portfolio,” concluded Mr. Archer.

Financial Results

Third Quarter Summary Highlights

For the Three Months Ended ($ in '000s, except per share amounts) - (unaudited)	September 30, 2024	September 30, 2023
Revenue	$95,191	$145,939
Net income	$20,094	$45,579
Income per share – basic	$0.20	$0.45
Income per share – diluted	$0.20	$0.43
Adjusted EBITDA(1)	$49,705	$95,044
Average utilized beds	13,138	14,508
Utilization	81%	89%

TH Q3 2024 Earnings Release

Revenue was $95.2 million for the three months ended September 30, 2024, compared to $145.9 million for the same period in 2023.

Net income was $20.1 million for the three months ended September 30, 2024, compared to $45.6 million for the same period in 2023.

Adjusted EBITDA was $49.7 million for the three months ended September 30, 2024, compared to $95.0 million for the same period in 2023.

The year over year decreases were attributable to the government segment and primarily driven by the previously announced non-cash, nonrecurring, infrastructure enhancement revenue amortization (“Infrastructure Revenue Amortization”) associated with the Company’s Pecos Children’s Center (“PCC”) community, which was fully amortized as of November 2023. In addition, these decreases were partially a result of lower PCC minimum lease and variable services revenue and the previously announced termination of the South Texas Family Residential Center Contract (“STFRC Contract”) effective August 9, 2024.

Capital Management

The Company had approximately $9.8 million of capital expenditures for the three months ended September 30, 2024. Capital expenditures were predominantly focused on enhancing and maintaining Target’s modular accommodations across its expansive network.

As of September 30, 2024, the Company had approximately $178 million of cash and cash equivalents with approximately $353 million of total available liquidity, no outstanding borrowings on the Company’s $175 million credit facility, and a net leverage ratio of 0.0 times.

As of November 8, 2024, year to date, the Company repurchased approximately 3.8 million shares of its common stock for approximately $33.2 million. The stock repurchases, which commenced in January 2024, were executed pursuant to the $100 million stock repurchase program announced in November 2022 and represent approximately 33% of total share repurchase authorization executed to date. This repurchase program may be suspended from time to time, modified, extended or discontinued at certain times. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. Any shares of common stock repurchased will be held as treasury shares.

Business Update and Full Year Outlook

Target continues to benefit from strong customer demand and a high degree of revenue visibility, which supports an enhanced financial position and optimized balance sheet.  These elements have established an attractive platform as Target continues to focus on allocating capital to value enhancing initiatives, with the objective of expanding and diversifying the Company’s contract portfolio.

With this foundation, Target continues to evaluate a robust pipeline of strategic organic growth initiatives, as well as select in-organic opportunities. These initiatives remain centered on the Company’s existing core competencies, providing the ability to utilize Target’s premier service offerings to broaden and diversify its customer reach.  Importantly, as Target evaluates these opportunities there remains a sharp focus on maintaining its strong financial position through disciplined capital deployment.

Regarding Target’s PCC community, since 2021, PCC has served as a cornerstone to the U.S. government’s critical domestic humanitarian aid mission supporting unaccompanied minors and the Company anticipates a normal course renewal of this contract in the coming weeks.  However, given the dynamic fluctuations in community population, Target believes it prudent to continue to exclude any incremental PCC variable revenue from its 2024 outlook.

Target’s contract portfolio provides a high degree of revenue visibility, coupled with a durable and flexible operating model, supports strong cash generation and an optimized balance sheet.  As such, the Company is reiterating its 2024 outlook of:

●	Total revenue between $375 and $385 million
●	Adjusted EBITDA(1) between $184 and $190 million

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●	Total capital spending between $25 and $30 million, excluding acquisitions
●	Zero net debt by year end 2024
●	Year end 2024 total available liquidity exceeding $350 million

Segment Results – Third Quarter 2024

Government

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	September 30, 2024	September 30, 2023
Revenue	$53,482	$105,541
Adjusted gross profit(1)	$46,280	$90,516

Revenue for the three months ended September 30, 2024, was $53.5 million compared to $105.5 million for the same period in 2023. Adjusted gross profit for the period was $46.3 million compared to $90.5 million for the same period in 2023.

These decreases were primarily driven by the non-cash, nonrecurring, Infrastructure Revenue Amortization associated with the Company’s PCC community, which was fully amortized as of November 2023. In addition, these decreases were partially attributable to lower PCC minimum lease and variable services revenue and the termination of the STFRC Contract, effective August 9, 2024.

Hospitality & Facilities Services - South

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except ADR) - (unaudited)	September 30, 2024	September 30, 2023
Revenue	$38,033	$37,527
Adjusted gross profit(1)	$12,334	$14,078
Average daily rate (ADR)	$72.96	$75.71
Average utilized beds	5,614	5,342
Utilization	75%	74%

Revenue for the three months ended September 30, 2024, was $38.0 million compared to $37.5 million for the same period in 2023. Average utilized beds of 5,614 for the three months ended September 30, 2024, with ADR of $72.96.

Target continues to benefit from its premier service offering, which has supported sequential quarterly increases in customer demand since the fourth quarter of 2023.

All Other

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	September 30, 2024	September 30, 2023
Revenue	$3,676	$2,871
Adjusted gross profit(1)	$653	$(185)

This segment’s operations consist of hospitality services revenue not included in other segments. Revenue for the three months ended September 30, 2024, was $3.7 million compared to $2.9 million for the same period in 2023.

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Conference Call

The Company has scheduled a conference call for November 12, 2024, at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the third quarter 2024 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by connecting via phone through one of the following options:

Please utilize the Direct Phone Dial option to be immediately entered into the conference call once you are ready to connect.

Direct Phone Dial

(RapidConnect URL):	https://emportal.ink/3TYbrdq

Or the traditional, operator assisted dial-in below.

Domestic:	1-800-836-8184

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; changes in end-market demand requirements including variable occupancy levels associated with subcontracts in the Government segment; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Trump administration or any future administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted gross profit, Discretionary Cash Flow, EBITDA, and Adjusted EBITDA, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.  Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures is unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provide useful information for the reasons noted below.

Definitions:

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets, loss on impairment, and certain severance costs.

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

●	Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, and other immaterial expenses and non-cash items.
●	Transaction expenses: Target Hospitality incurred advisory fees associated with certain transactions during 2023. During 2024, Target Hospitality incurred expenses associated with certain transactions, primarily driven by the previously announced unsolicited non-binding proposal from Arrow Holdings S.à r.l. (“Arrow”), an affiliate of TDR, to acquire all of the outstanding shares of Common Stock of the Company that are not owned by any of Arrow, any investment fund managed by TDR or any of their respective affiliates (the “Unaffiliated Shares”), for cash consideration of $10.80 per share (the “Proposal”).
●	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
●	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
●	Other adjustments: System implementation costs, including non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Target Hospitality defines Discretionary Cash Flow as cash flow from operations less maintenance capital expenditures for specialty rental assets.

Utility and Purposes:

EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary

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because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to gross profit, net income, or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of Target Hospitality’s liquidity.  Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that Adjusted gross profit, Discretionary Cash Flows, EBITDA and Adjusted EBITDA provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

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Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive Income

($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services income	$65,796	$93,538	$205,685	$280,897
Specialty rental income	29,395	52,401	96,899	156,491
Total revenue	95,191	145,939	302,584	437,388
Costs:
Services	31,262	34,035	101,734	109,469
Specialty rental	4,662	7,495	16,059	23,592
Depreciation of specialty rental assets	14,057	17,653	43,643	53,242
Gross profit	45,210	86,756	141,148	251,085
Selling, general and administrative	13,319	15,273	41,632	43,929
Other depreciation and amortization	3,902	3,838	11,695	11,482
Other expense (income), net	(2)	(71)	(158)	1,244
Operating income	27,991	67,716	87,979	194,430
Loss on extinguishment of debt	—	—	—	2,128
Interest expense, net	3,813	4,953	12,673	17,726
Change in fair value of warrant liabilities	—	2,576	(675)	(1,809)
Income before income tax	24,178	60,187	75,981	176,385
Income tax expense	4,084	14,608	17,118	40,528
Net income	20,094	45,579	58,863	135,857
Less: Net income attributable to the noncontrolling interest	100	—	100	—
Net income attributable to Target Hospitality Corp. common stockholders - basic	19,994	45,579	58,763	135,857
Change in fair value of warrant liabilities	—	—	—	(1,809)
Net income attributable to Target Hospitality Corp. common stockholders - diluted	19,994	45,579	58,763	134,048
Other comprehensive loss
Foreign currency translation	(12)	(21)	(52)	(47)
Comprehensive income	$20,082	$45,558	$58,811	$135,810

Weighted average number shares outstanding - basic	100,438,559	101,620,537	100,452,691	101,246,546
Weighted average number shares outstanding - diluted	101,296,504	105,093,694	101,744,462	105,632,139

Net income per share attributable to Target Hospitality Corp. common stockholders - basic	$0.20	$0.45	$0.58	$1.34
Net income per share attributable to Target Hospitality Corp. common stockholders - diluted	$0.20	$0.43	$0.58	$1.27

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Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	September 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$177,747	$103,929
Accounts receivable, less allowance for credit losses	47,288	67,092
Other current assets	6,340	9,479
Total current assets	231,375	180,500

Specialty rental assets, net	331,581	349,064
Goodwill and other intangibles, net	97,217	107,320
Other non-current assets	49,612	57,469
Total assets	$709,785	$694,353

Liabilities
Accounts payable	$16,922	$20,926
Deferred revenue and customer deposits	400	1,794
Current warrant liabilities	—	675
Current portion of long-term debt, net	179,743	—
Other current liabilities	32,228	46,935
Total current liabilities	229,293	70,330

Long-term debt, net	—	178,093
Other non-current liabilities	62,857	68,623
Total liabilities	292,150	317,046

Stockholders' equity
Common stock and other stockholders' equity	97,722	116,192
Accumulated earnings	319,878	261,115
Total stockholders' equity attributable to Target Hospitality Corp. stockholders	417,600	377,307
Noncontrolling interest in consolidated subsidiaries	35	—
Total stockholders' equity	417,635	377,307
Total liabilities and stockholders' equity	$709,785	$694,353

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Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Nine Months Ended
	September 30,
	2024	2023

Cash and cash equivalents - beginning of period	$103,929	$181,673

Cash flows from operating activities
Net income	58,863	135,857
Adjustments:
Depreciation	45,235	54,648
Amortization of intangible assets	10,103	10,076
Other non-cash items	15,257	64,612
Changes in operating assets and liabilities	(8,335)	(146,681)
Net cash provided by operating activities	$121,123	$118,512

Cash flows from investing activities
Purchases of specialty rental assets	(23,638)	(53,662)
Other investing activities	217	(7,247)
Net cash used in investing activities	$(23,421)	$(60,909)

Cash flows from financing activities
Other financing activities	(23,879)	(134,177)
Net cash used in financing activities	$(23,879)	$(134,177)

Effect of exchange rate changes on cash and cash equivalents	(5)	5

Change in cash and cash equivalents	73,818	(76,569)

Cash and cash equivalents - end of period	$177,747	$105,104

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Exhibit 4

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Gross Profit	$45,210	$86,756	$141,148	$251,085

Adjustments:
Depreciation of specialty rental assets	14,057	17,653	43,643	53,242
Adjusted gross profit	$59,267	$104,409	$184,791	$304,327

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Net income to EBITDA and Adjusted EBITDA

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net income	$20,094	$45,579	$58,863	$135,857
Income tax expense	4,084	14,608	17,118	40,528
Interest expense, net	3,813	4,953	12,673	17,726
Loss on extinguishment of debt	—	—	—	2,128
Other depreciation and amortization	3,902	3,838	11,695	11,482
Depreciation of specialty rental assets	14,057	17,653	43,643	53,242
EBITDA	$45,950	$86,631	$143,992	$260,963

Adjustments
Other expense (income), net	(2)	(71)	(158)	1,244
Transaction expenses	1,958	504	4,119	593
Stock-based compensation	1,600	4,835	5,683	13,948
Change in fair value of warrant liabilities	—	2,576	(675)	(1,809)
Other adjustments	199	569	2,609	1,619
Adjusted EBITDA	$49,705	$95,044	$155,570	$276,558

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Exhibit 6

Target Hospitality Corp.

Reconciliation of Net cash provided by operating activities to Discretionary cash flows

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net cash provided by operating activities	$31,427	$48,237	$121,123	$118,512
Less: Maintenance capital expenditures for specialty rental assets	(8,595)	(6,222)	(17,982)	(10,725)
Discretionary cash flows	$22,832	$42,015	$103,141	$107,787

Purchase of specialty rental assets	(7,720)	(10,746)	(23,638)	(53,662)
Purchase of property, plant and equipment	(63)	(1,448)	(324)	(2,941)
Acquired intangible assets	—	—	—	(4,547)
Proceeds from sale of specialty rental assets and other property, plant and equipment	499	76	541	241
Net cash used in investing activities	$(7,284)	$(12,118)	$(23,421)	$(60,909)

Principal payments on finance and finance lease obligations	(399)	(336)	(1,223)	(1,037)
Repayment of Senior Notes	—	—	—	(125,000)
Repurchase of Common Stock	(757)	—	(21,894)	—
Payment of issuance costs from warrant exchange	—	—	—	(1,504)
Proceeds from issuance of Common Stock from exercise of warrants	—	—	3	209
Proceeds from issuance of Common Stock from exercise of stock options	464	144	1,850	1,396
Payment of deferred financing costs	—	—	—	(1,423)
Taxes paid related to net share settlement of equity awards	—	(400)	(2,615)	(6,818)
Net cash used in financing activities	$(692)	$(592)	$(23,879)	$(134,177)

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